Exhibit 99.3

STEMCELLS, INC. RECEIVES FDA AUTHORIZATION OF IND FOR SPINAL CORD INJURY

NEWARK, Calif., (October 2, 2013) – StemCells, Inc. (Nasdaq: STEM) announced today that the U.S. Food and Drug Administration (FDA) has authorized the Company’s Investigational New Drug (IND) application for clinical testing of the Company’s proprietary HuCNS-SC® human neural stem cells as a treatment for spinal cord injury. As a first action under this IND, the Company is working to open U.S. sites for its Phase I/II clinical trial for chronic spinal cord injury, which is currently underway in Switzerland and Canada.

“This IND is a significant step forward for our spinal cord injury program,” said Stephen Huhn, MD, FACS, FAAP, Vice President, CNS Clinical Research at StemCells, Inc. “With regulatory authorization from Switzerland, Canada and now the United States, we have the first international trial of a stem cell therapy for spinal cord injury. To date, we have transplanted seven patients from Germany, Norway, Italy, Israel, Canada, and the United States at Balgrist University Hospital in Zurich. We now look forward to enrolling patients at U.S. and Canadian sites and easing the travel burden for North American-based patients. Our goal is to complete enrollment in the trial by the first quarter of next year. This is the Company’s fourth FDA-authorized IND, and the agency has now cleared clinical studies of our HuCNS-SC cells in all three elements of the CNS, the brain, the eye and the spinal cord.”

Roman Reed, President of the Roman Reed Foundation, added, “This is great news for the spinal cord community. StemCells has not seen any safety issues in the ongoing trial, and they have reported truly exciting preliminary results, with gains in sensory function persisting for 12 months after transplantation. With this green light from the FDA, it will be much easier for American patients to participate in this innovative trial. This is another step forward in our quest to find a cure for paralysis.”

The Roman Reed Foundation (www.romanreedfoundation.com) is a charitable organization dedicated to the cause of finding cures for neurological disorders, in particular the alleviation of spinal cord injury paralysis.

About the Spinal Cord Injury Clinical Trial

The Company’s Phase I/II clinical trial is designed to assess both safety and preliminary efficacy of HuCNS-SC cells as a treatment for chronic spinal cord injury. The Company plans to enroll twelve patients with thoracic (chest-level) neurological injuries at the T2-T11 level, with the injury classified as complete or incomplete according to the American Spinal Injury Association Impairment Scale. To date, seven patients have been enrolled and transplanted with HuCNS-SC cells.

All patients who enroll will receive HuCNS-SC cells through direct transplantation into the spinal cord and will be temporarily immunosuppressed. Patients will be evaluated regularly in the post-transplant period in order to monitor and assess the safety of the HuCNS-SC cells, the surgery and the immunosuppression, as well as to measure any change in neurological function below the injury site. Preliminary efficacy will be evaluated based on defined clinical endpoints, such as changes in sensation, motor function and bowel/bladder function. The Company intends to follow the effects of this therapy long-term, and each of the patients will be invited to enroll into a separate four-year observational study after completing the Phase I/II study.

Data from the first three patients, each of whom had suffered a complete injury prior to enrolling in the study, showed multi-segment gains in sensory function in two patients twelve months after transplantation of the HuCNS-SC cells. One of the two converted from a complete injury classification to an incomplete injury. The third patient remained stable twelve months after transplantation.

The trial is currently enrolling at Balgrist University Hospital, University of Zurich, a world-leading medical center for spinal cord injury and rehabilitation. Patients who may qualify and are interested in participating in the study should contact the Zurich site either by phone at +41 44 386 3901 or by email at stemcells.pz@balgrist.ch. The Company is working to open trial sites in Canada and the United States.

Information about the clinical trial is available at the ClinicalTrials.gov website of the National Institutes of Health at http://www.clinicaltrials.gov/ct2/show/NCT01321333?lead=StemCells+Inc.&rank=4. Additional information about the Company’s spinal cord injury program can be found on the StemCells, Inc. website at http://www.stemcellsinc.com/Therapeutic-Programs/Clinical-Trials.htm and at http://www.stemcellsinc.com/Therapeutic-Programs/Spinal-Cord-Injury.htm.

About StemCells, Inc.

StemCells, Inc. is engaged in the research, development, and commercialization of cell-based therapeutics and tools for use in stem cell-based research and drug discovery. The Company’s lead therapeutic product candidate, HuCNS-SC® cells (purified human neural stem cells), is currently in development as a potential treatment for a broad range of central nervous system disorders. In a Phase I clinical trial in Pelizaeus-Merzbacher disease (PMD), a fatal myelination disorder in children, the Company has shown preliminary evidence of progressive and durable donor-derived myelination in all four patients transplanted with HuCNS-SC cells. The Company is conducting a Phase I/II clinical trial in chronic spinal cord injury in Switzerland, Canada and the United States, and has reported positive interim data for the first three patients. The Company is also conducting a Phase I/II clinical trial in dry age-related macular degeneration (AMD) in the United States. In addition, the Company is pursuing preclinical studies in Alzheimer’s disease, with support from the California Institute for Regenerative

Medicine (CIRM). StemCells also markets stem cell research products, including media and reagents, under the SC Proven® brand. Further information about StemCells is available at http://www.stemcellsinc.com.

Apart from statements of historical fact, the text of this press release constitutes forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, statements regarding whether the improvements in sensory function seen in the Company’s Phase I/II clinical study of spinal cord injury will persist and whether they will prove to be clinically meaningful; continued authorization to conduct a clinical trial in Switzerland, Canada and the United States in chronic spinal cord injury; the timing and prospect of securing clinical trial sites in Canada and the United States to conduct the Company’s Phase I/II trial in spinal cord injury; the prospect for screening and then enrolling additional patients with incomplete spinal cord injury; the prospect for evaluating trial patients for changes in their sensation, motor function and bowel/bladder function; the potential of the Company’s HuCNS-SC cells to treat spinal cord injury and other central nervous system diseases and disorders; and the future business operations of the Company. These forward-looking statements speak only as of the date of this news release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including the fact that additional trials will be required to demonstrate the safety and efficacy of the Company’s HuCNS-SC cells for the treatment of any disease or disorder; uncertainty as to whether applicable regulatory agencies will permit the Company to continue clinical testing in spinal cord injury or in future clinical trials of proposed therapies for other diseases or conditions; uncertainties regarding the Company’s ability to recruit the patients required to conduct its clinical trials or to obtain meaningful results; uncertainties regarding the Company’s ability to obtain the increased capital resources needed to continue its current and planned research and development operations; uncertainty as to whether HuCNS-SC cells and any products that may be generated in the future in the Company’s cell-based programs will prove safe and clinically effective and not cause tumors or other adverse side effects; uncertainties regarding the Company’s ability to commercialize a therapeutic product and its ability to successfully compete with other products on the market; and other factors that are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and in its subsequent reports on Form 10-Q and Form 8-K.

CONTACT:

Rodney Young

StemCells, Inc.

Chief Financial Officer

(510) 456-4128

Ian Stone

Russo Partners

(619) 308-6541